Exhibit 10.1

GENERAL RELEASE

In consideration for the mutual promises described in that certain Employment Agreement dated February 10, 2014 (“Employment Agreement”) executed between PROS, Inc., a Delaware corporation (the “Company”) and D. Blair Crump (the “Employee”) and the consideration set forth below, the parties enter into the following General Release (“General Release”) and agree as follows:

1.     Payment of Severance Package. Notwithstanding anything herein to the contrary, Company agrees to pay Employee the following severance package (the “Severance Package”), and continue to abide by the other surviving provisions of the Employment Agreement:

(i)     severance equivalent to Four Hundred Twenty Thousand and 00/100 Dollars ($420,000.00), less applicable withholding and deductions, paid in equal installments over a twelve (12) month period on Company’s regular paydays, with the first such installment payment made on the first payday following the 30th day after July 29, 2016; and

(ii)     to the extent Employee participates in any medical, prescription drug, dental, vision and any other “group health plan” of the Company immediately prior to July 29, 2016, the Company shall pay to Employee in a lump sum on the first payday following the 30th day after July 29, 2016, a fully taxable cash payment in an amount equal to twelve (12) times the monthly premium cost to Employee of continued coverage for Employee that would be incurred for continuation coverage under such plans in accordance with Section 4980B of the Internal Revenue Code of 1986, as amended, and Part 6 of Title 1 of the Employee Retirement Income Security Act of 1986, as amended, less applicable tax withholding, payable on the first payday following the 30th day after July 29, 2016. Employee may, but is not obligated to, use such payment toward the cost of continuation coverage premiums; and

(iii)    (A) Two Hundred Ten Thousand and 00/100 ($210,000.00) (the “Unpaid Bonus”), and (B) Four Hundred Twenty Thousand and 00/100 Dollars ($420,000.00) (the “Forward Bonus”). The Unpaid Bonus shall be payable on the first payday following the 30th day after July 29, 2016, and the Forward Bonus shall be payable in equal installments over a twelve (12) month period on Company’s regular paydays, with the first such installment payment made on the first payday following the 30th day after July 29, 2016; and

(iv)     the acceleration of vesting all restricted stock units issued to the Employee by PROS Holdings, Inc.

2.     Continued Compliance. Employee agrees to continue to abide by the surviving provisions of the Employment Agreement, which is incorporated herein by reference. Provided that Employee (a) strictly complies with Employee’s confidentiality obligations in the Employment Agreement and (b) does not otherwise disrupt, impair, damage or interfere with the Company’s relationship with its employees; nothing in the Employment Agreement will in any way limit the Employee from directly or indirectly solicit for employment, either on Employee’s behalf or on behalf of any other entity, Denise Austin for employment.

3.     General Release.

3.1     Subject to Employee’s rights under this General Release, including the right to enforce the Company’s obligations in Section 1 above, which are not released, Employee unconditionally, irrevocably and absolutely releases and discharges Company, and any parent and subsidiary corporations, divisions and affiliated corporations, partnerships or other affiliated entities of Company, past and present, as well as their respective employees, officers, directors, members, managers, stockholders, partners, agents, successors and assigns (collectively, “Released Parties”), from all claims related in any way to the transactions or occurrences between them to date, to the fullest extent permitted by law, including, but not limited to, Employee’s employment with Company, the termination of Employee’s employment, and all other losses, liabilities, claims, charges, demands and causes of action, known or unknown, suspected or unsuspected, arising directly or indirectly out of or in any way connected with Employee’s employment with Company. This release is intended to have the broadest possible application and includes, but is not limited to, any tort, contract, common law, constitutional or other statutory claims, including, but not limited to alleged violations of the Texas Labor Code (including but not limited to the Texas Civil Rights Act, the Texas Payday Act, and the Texas Minimum Wage Law), the federal Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act of 1967, as amended, and all claims for attorneys’ fees, costs and expenses. Employee expressly waives Employee’s right to recovery of any type, including damages or reinstatement, in any administrative or court action, whether state or federal, and whether brought by Employee or on

Employee’s behalf, related in any way to the matters released herein. However, this general release is not intended to bar any claims that, by statute, may not be waived, such as claims for any challenge to the validity of Employee’s release of claims under the Age Discrimination in Employment Act of 1967, as amended, as set forth in this General Release.

3.2     Employee acknowledges that Employee may discover facts or law different from, or in addition to, the facts or law that Employee knows or believes to be true with respect to the claims released in this General Release and agrees, nonetheless, that this General Release and the release contained in it shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of them.

3.3     Employee declares and represents that Employee intends this General Release to be complete and not subject to any claim of mistake, and that the release herein expresses a full and complete release and Employee intends the release herein to be final and complete. Employee executes this release with the full knowledge that this release covers all possible claims against the Released Parties, to the fullest extent permitted by law.

4.     Indemnification. The Company and Employee agree that Employee is not releasing any claims Employee may have for indemnification under state or other law or any indemnification agreement in effect between Employee and Company as of the Separation Date (as defined below) or the charter, articles or by-laws of the Company, or under any insurance policy providing directors’ and officers’ coverage for any lawsuit or claim relating to the period when Employee was a director, officer or employee of the Company (if any); provided, however, that (i) Employee’s execution of this General Release is not a concession or guaranty that Employee has any such rights to indemnification, (ii) this General Release does not create any additional rights to indemnification and (ii) the Company retains any defenses it may have to such indemnification or coverage.

5.     Representation Concerning Filing of Legal Actions. Employee represents that, as of the date of this General Release, Employee has not filed any lawsuits, charges, complaints, petitions, claims or other accusatory pleadings against Company or any of the other Released Parties in any court or with any governmental agency.

6.     Nondisparagement. Each party agrees that such party will not make any voluntary statements, written or oral, or cause or encourage others to make any such statements that defame, disparage or in any way criticize the personal and/or business reputations, practices or conduct of such party or any of the other Released Parties.

7.     Confidentiality and Return of Company Property. Employee understands and agrees that as a condition of receiving the Severance Package in Paragraph 1, all Company property must be returned to Company on or before the last day of Employee’s employment at Company (“Separation Date”). By signing this General Release, Employee represents and warrants that Employee will have returned to Company on or before the Separation Date, all Company property, data and information belonging to Company and agrees that Employee will not use or disclose to others (other than his attorney under an obligation of confidentiality and to the extent necessary to provide legal advice to Employee regarding any termination his employment for Good Reason) any confidential or proprietary information of Company or the Released Parties. In addition, Employee agrees to keep the terms of this General Release confidential between Employee and Company, except that Employee may tell Employee’s immediate family and attorney or accountant, if any, as needed, but in no event should Employee discuss this General Release or its terms with any current or prospective employee of Company.

8.     No Admissions. By entering into this General Release, the Released Parties make no admission that they have engaged, or are now engaging, in any unlawful conduct. The parties understand and acknowledge that this General Release is not an admission of liability and shall not be used or construed as such in any legal or administrative proceeding.

9.     Older Workers’ Benefit Protection Act. This General Release is intended to satisfy the requirements of the Older Workers’ Benefit Protection Act, 29 U.S.C. 626(f). Employee is advised to consult with an attorney before executing this General Release.

9.1     Acknowledgments/Time to Consider. Employee acknowledges and agrees that (a) Employee has read and understands the terms of this General Release; (b) Employee has been advised in writing to consult with an attorney before executing this General Release; (c) Employee has obtained and considered such legal counsel as Employee deems necessary; (d) Employee has been given twenty-one (21) days to consider whether or not to enter into this General Release (although Employee may elect not to use the full 21-day period at Employee’s option); and (e) by signing this General Release, Employee acknowledges that Employee does so freely, knowingly, and voluntarily.

9.2     Revocation/Effective Date. This General Release shall not become effective or enforceable until the eighth day after Employee signs this General Release. In other words, Employee may revoke Employee’s acceptance of this General Release within seven (7) days after the date Employee signs it. Employee’s revocation must be in writing and received by PROS, Inc., 3100 Main Street, Suite 900, Houston, Texas 77002, by 5:00 p.m. Central Time on the seventh day in order to be effective. If Employee does not revoke acceptance within the seven (7) day period, Employee’s acceptance of this General Release shall become binding and enforceable on the eighth day (the “Effective Date”).

9.3     Preserved Rights of Employee. This General Release does not waive or release any rights or claims that Employee may have under the Age Discrimination in Employment Act that arise after the execution of this General Release. In addition, this General Release does not prohibit Employee from challenging the validity of this General Release’s waiver and release of claims under the Age Discrimination in Employment Act of 1967.

10.     Severability. In the event any provision of this General Release shall be found unenforceable, the unenforceable provision shall be deemed deleted and the validity and enforceability of the remaining provisions shall not be affected thereby.

11.     Full Defense. This General Release may be pled as a full and complete defense to, and may be used as a basis for an injunction against, any action, suit or other proceeding that may be prosecuted, instituted or attempted by Employee in breach hereof.

12.     Governing Law; Forum. The validity, interpretation and performance of this General Release shall be construed and interpreted according to the laws of the United States of America and the State of Texas without giving effect to conflicts of law principles. Employee agrees that any disputes or litigation that may arise with respect to the General Release shall be brought and prosecuted in Harris County, Texas and waives any and all objections to the location of such litigation, including but not limited to objections based on forum non conveniens. In addition, Employee irrevocably consents to the exclusive personal jurisdiction of the federal and state courts located in Harris County, Texas, as applicable, for any matter arising out of or relating to this General Release.

13.     Entire Agreement. This General Release, including the Employment Agreement incorporated herein by reference, constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral. This General Release may be amended or modified only with the written consent of Employee and the Board of Directors of Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

THE PARTIES TO THIS GENERAL RELEASE HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS GENERAL RELEASE ON THE DATES SHOWN BELOW.

COMPANY:

PROS, INC.
a Delaware corporation

By:    /s/ Andres D. Reiner
Name:    Andres D. Reiner
Title:    President & CEO
Date:    August 1, 2016

EMPLOYEE:

/s/ D. Blair Crump
D. Blair Crump